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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR (g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                       SPANISH BROADCASTING SYSTEM, INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                             13-3827791
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                                 3191 Coral Way
                              Miami, Florida 33145
                                 (305) 441-6901
          (Address, including zip code, of principal executive offices)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

         Securities Act registration statement file number to which this form relates: 333-85499

Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class                   Name of each exchange on which
            to be so registered                   each class is to be registered
            -------------------                   ------------------------------


            None                                  None

         Securities to be registered pursuant to Section 12(g) of the Act:

                Class A Common Stock, $0.0001 par value per share
                -------------------------------------------------
                                (Title of class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  The registrant incorporates the section of the prospectus entitled "Description of Capital Stock" in its Registration Statement on Form S-1 (File No. 333-85499) as originally filed with the Securities and Exchange Commission on August 18, 1999 and as subsequently amended.

ITEM 2.  EXHIBITS

                  The following exhibits are filed as a part of this Registration Statement:

Exhibit No.      Exhibit Title or Description
-----------      ----------------------------

3.1* Third Amended and Restated Certificate of Incorporation of the registrant, dated September 29, 1999

3.2*             Certificate of Amendment to the Third Amended and Restated
                 Certificate of Incorporation of the registrant, dated September
                 29, 1999

3.3*             Amended and Restated Bylaws of the registrant

4.1*             Specimen of the registrant's Class A Common Stock certificate

10.1*            Form of Lock-Up Letter Agreement


* Incorporated by reference to the exhibits of the Registration Statement on Form S-1 of the registrant (File No. 333-85499).



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                           SPANISH BROADCASTING SYSTEM, INC.

                           By: / s / Joseph A. Garcia
                              -----------------------
                               Name: Joseph A. Garcia
                               Title: Chief Financial Officer

Date:    October 26, 1999



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                                  EXHIBIT INDEX

Exhibit No.                Exhibit Title or Description
-----------                ----------------------------

3.1* Third Amended and Restated Certificate of Incorporation of the registrant, dated September 29, 1999

3.2*                       Certificate of Amendment to the Third Amended and
                           Restated Certificate of Incorporation of the registrant, dated September 29, 1999

3.3*                       Amended and Restated Bylaws of the registrant

4.1* Specimen of the registrant's Class A Common Stock certificate

10.1*                      Form of Lock-Up Letter Agreement


* Incorporated by reference to the exhibits of the Registration Statement on Form S-1 of the registrant (File No. 333-85499).




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